EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     10/1/98 (beginning of Quarter)                             2,701,729
     12/31/98 (end of Quarter)                                  2,701,729
                                                               ----------
     Weighted Average                                           2,701,729
                                                               __________
     Net Profit                                                    20,206
                                                               __________
     Profit/share                                                    0.01